Exhibit 99.1

October 23, 2006

Office of the Chief Accountant

Securities and Exchange Commission

Factory Card & Party Outlet Corp.

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 in the Form 8-K, dated October 23, 2006, of Factory Card & Party Outlet Corp., to be filed with the Securities and Exchange Commission and have the following comments:

1.	We agree with the statements made in the second and third paragraphs.

2.	We agree with the statements made in the first paragraph insofar as they relate to Deloitte & Touche LLP.

3.	We have no basis on which to agree or disagree with the statements made in the fourth paragraph or with other statements made in the first paragraph that do not relate to Deloitte & Touche LLP.

Yours truly,

/s/ DELOITTE & TOUCHE LLP